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                                                                      EXHIBIT 12

STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - REAL ESTATE TRUST ONLY

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                                      For the Three
                                       Months Ended
                                       December 31                    For the Twelve Months Ended September 30
                                                     -------------------------------------------------------------------------
(Dollars in thousands)                    1997            1997           1996           1995           1994           1993
-----------------------------------  --------------  -------------  -------------  -------------  -------------  -------------
FIXED CHARGES:
Interest and debt expense            $      10,222   $     40,819   $     40,514   $     41,040   $     40,576   $     53,499
Ground rent                                     25            101            101            109            115            506
                                     --------------  -------------  -------------  -------------  -------------  -------------
    Total fixed charges for ratio    $      10,247   $     40,920   $     40,615   $     41,149   $     40,691   $     54,005
                                     ==============  =============  =============  =============  =============  =============

EARNINGS:
Operating loss                       $      (7,430)  $    (18,987)  $    (24,176)  $    (27,341)  $    (34,305)  $    (44,495)
Total fixed charges for ratio               10,247         40,920         40,615         41,149         40,691         54,005
                                     --------------  -------------  -------------  -------------  -------------  -------------
    Total earnings for ratio         $       2,817   $     21,933   $     16,439   $     13,808   $      6,386   $      9,510
                                     ==============  =============  =============  =============  =============  =============

RATIO OF EARNINGS TO FIXED CHARGES     Less than 1    Less than 1    Less than 1    Less than 1    Less than 1    Less than 1
                                     ==============  =============  =============  =============  =============  =============
Deficiency of available earnings
    to fixed charges                 $      (7,430)  $    (18,987)  $    (24,176)  $    (27,341)  $    (34,305)  $    (44,495)
                                     ==============  =============  =============  =============  =============  =============
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